Exhibit 31.3
CERTIFICATION
I, Lourenco Goncalves, certify that:

1.	I have reviewed this Amendment No. 1 to the annual report on Form 10-K/A of Cleveland-Cliffs Inc.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date:	March 13, 2018	By:	/s/ Lourenco Goncalves
Lourenco Goncalves
Chairman, President and Chief Executive Officer